UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 4, 2012

DAILY JOURNAL CORPORATION
(Exact Name of Registrant as Specified in its Charter)

SOUTH CAROLINA	0-14665	95-4133299
(State or Other Jurisdiction	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

915 East First Street
Los Angeles, CA  90012-4050
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (213) 229-5300

Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instructions A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

❑	Pre-commencement communication pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

❑	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On December 4, 2012, Daily Journal Corporation (the “Company”) acquired all of the outstanding stock of New Dawn Technologies, Inc. (“New Dawn”) for $14 million in cash.  New Dawn provides case management software systems and related services similar to those provided by the Company’s Sustain Technologies, Inc. subsidiary.

The New Dawn stock was purchased from Thomas P. Higgins, who owned two-thirds of the stock, and Frank A. Felice, who owned one-third.  The purchase price was paid to them pro rata based on their respective ownership of the stock.  Mr. Felice will continue to be employed by New Dawn, and he will have the title of President.

[SIGNATURE PAGE FOLLOWS]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAILY JOURNAL CORPORATION

By:	/s/ Gerald L. Salzman
Gerald L. Salzman
Chief Executive Officer
President
Chief Financial Officer
Treasurer

Dated: December 7, 2012